Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $15,600,000.00	Loan Date 05-06-2026	Maturity 06-06-2027	Loan No 10022099-1	Call / Cori	Account	Officer ***	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	PHR TCI LLC 1140 Reservoir Ave Cranston, RI 02902	Lender:	Beacon Bank & Trust successor by merger to Berkshire Bank BB/CML Central MA 386 Main Street Worcester, MA 01608

Principal Amount: $15,600,000.00	Date of Agreement: May 6, 2026

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated June 6, 2024 in the original Principal amount of $15,600,000.00 from Borrower to Lender, with a current Maturity Date of June 6, 2027 and a current balance of $15,600,000.00, together with all renewals of, extensions of, modifications of, refinancing's of, consolidations of, and substitutions for the Note or Credit agreement. The parties decided to further revise certain terms of the Note.

DESCRIPTION OF COLLATERAL.

1.  Commercial Mortgage and An Assignment of Leases and Rents on property located at 263 W Grandview Parkway, Traverse City, MI 49684.

2.  All business assets filing on PHR TCI LLC.

DESCRIPTION OF CHANGE IN TERMS. Effective the date of this agreement, the interest rate is hereby reduced to 6.50% for the remainder of the initial term through 6/6/2027.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ERRORS AND OMISSIONS. In consideration of the Loan made by Lender, Borrower hereby represents and promises that upon a request made by Lender: (A) Borrower will execute any and all documents Lender requires or deems necessary or desirable in the reasonable discretion of Lender to assure itself or any of its actual or potential investors, guarantors, or purchasers (1) that the obligations undertaken by Borrower in connection with this document will be faithfully performed, (2) that any and all documents and instruments signed by Borrower in connection with the Loan are accurate statements as to the truth of the matters set forth in them and constitute binding obligations upon Borrower according to their tenor, and/or (3) as to the amount of the Loan outstanding from time to time and the date and amount of payments made in respect of the Loan; and (B) to facilitate and enable full execution and record of all necessary, appropriate, and accurate documents related to the Loan, Borrower will (1) re-execute any document or instrument signed in connection with the Loan, (2) execute any document or instrument that ought to have been but may not have been signed at or before the closing of the Loan, and (3) execute any document in connection with the Loan to replace any document that was previously incorrectly drafted and signed. Borrower will fully cooperate and comply with all such requests within seven (7) days. Borrower's failure to comply with its obligations under this paragraph shall constitute a default or Event of Default under this document and shall entitle Lender to all remedies available to it upon the occurrence of a default or Event of Default.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

CHANGE IN TERMS AGREEMENT
(Continued)	Page 2

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

PHR TCI LLC

PROCACCIANTI HOTEL REIT, L.P., Member of PHR TCI LLC

PROCACCIANTI HOTEL REIT, LP, LLC, General Partner of Procaccianti Hotel REIT, L.P.

PROCACCIANTI HOTEL REIT, INC., Member of Procaccianti Hotel REIT, LP, LLC

By:	/s/ James A. Procaccianti	(Seal)
James A. Procaccianti, President of Procaccianti
Hotel REIT, Inc.

LENDER:

BEACON BANK & TRUST SUCCESSOR BY MERGER TO BERKSHIRE BANK

X	/s/ Angela DiPasquale
Angela DiPasquale, VP Comm Relationship, Mgr II CRE

LaserPro, Ver. 25.2.20.003 Copr. Finastra USA Corporation 1997, 2028. All Rights Reserved. - MA DAPROSUITBCFIILPI3D20C.FC TR-20895 PR-6